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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT


1.  Lake & Hennepin BBQ and Blues, Inc., a Minnesota corporation
2.  D&D of Minnesota, Inc., a Minnesota corporation